UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 8, 2008

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2099 Pennsylvania Ave., N.W., 12th Floor, Washington, D.C.	20006-1813
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On July 8, 2008, the Board of Directors of Danaher Corporation approved amended and restated by-laws for Danaher. The amendments are primarily intended to update the advance notice provisions of the Company’s by-laws to ensure that such provisions are clear and unambiguous. Following is a summary of the changes contained in the amended and restated by-laws:

•

For the avoidance of doubt the revisions clarify that the Secretary or Assistant Secretary is responsible for the administrative task of calling special meetings of shareholders, and also provide that the Board (rather than the Chairman or President, as previously provided) is responsible for setting the date and time of a special meeting. For the avoidance of doubt the revisions also make clear that business may only be conducted at a special meeting if brought by the Board or set forth in the written request that prompted the calling of the meeting.

•

The revisions do not change the deadlines by which a shareholder must submit notice of director nominations or the bringing of business at a meeting of shareholders, but do clarify with greater precision the manner in which such deadlines are calculated.

•

With respect to the information that a shareholder must provide in the advance notice relating to a director nomination or business matter, the revisions provide that the notice must include representations as to whether the proponent or the beneficial owner will (as opposed to “intend to” as previously drafted) solicit proxies in support of their matter from holders of such number of shares as they reasonably believe would be sufficient to approve their nominee or matter. The revisions also clarify that either solicitation of proxies or failure to solicit proxies, in each case in contravention of the representations in the notice, or any other contravention of the representations in the notice would result in the nominee or other matter not being properly brought.

•

The revisions add language to ensure that if the Board seeks to have shareholders at an annual meeting fill a Board vacancy resulting from an increase in Board size, stockholders will have at least 10 days to provide timely notice of nominees for such vacancy.

•

For the avoidance of doubt, the revisions clarify that a shareholder may only bring business at an annual meeting of shareholders in accordance with Rule 14a-8 under the Securities Exchange Act if 1934, as amended, or by properly bringing such business in accordance with the procedures set forth in the Company’s bylaws.

The foregoing summary is qualified in its entirety by reference to the amended and restated by-laws, a copy of which is included as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

3.2	Amended and Restated By-Laws of Danaher Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
Name:	Daniel L. Comas
Title:	Executive Vice President and Chief Financial Officer

Dated: July 8, 2008

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated By-Laws of Danaher Corporation